UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2023

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

 On March 24, 2023, Cuentas, Inc. (the “Company”) effected a one-for-thirteen (1:13) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). To effect the Reverse Stock Split, the Company filed with the Florida Secretary of State a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) which became effective as of 12:01 a.m. Eastern Standard Time on Friday, March 24, 2023. The Reverse Stock Split was approved by the Company’s board of directors on March 17, 2023 (stockholder approval was not required to effect the Reverse Stock Split),

As a result of the Reverse Stock Split, every thirteen (13) shares of issued and outstanding Common Stock was automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. Fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. Following the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from 27,116,270 shares to 2,085,961 shares. The Reverse Stock Split also resulted in a proportional adjustment to the number of shares of common stock issuable upon exercise of the Company's outstanding equity awards and warrants (reduced by a factor of 13) and a corresponding adjustment to the exercise prices of such securities (increased by a factor of 13) such that the aggregate exercise price for all outstanding equity awards and warrants remains unchanged as a result of the Reverse Stock Split. The actual number of warrants issued and outstanding was not adjusted as a result of the Reverse Stock Split (i.e., each one (1) warrant will be exercisable into one-thirteenth of a share of common stock following the Reverse Stock Split). The number of shares authorized for issuance under the Company’s charter remains unchanged.

The Company’s transfer agent, Olde Monmouth Stock Transfer Co., Inc., is the Company’s transfer agent and will correspond with stockholders of record if they would like to exchange their certificate for a new certificate representing the post-split share amount. Registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split. The Common Stock has begun trading on a reverse stock split-adjusted basis as of March 24, 2023.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: March 30, 2023	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Interim Chief Executive Officer

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